                                                          [ORMAT LOGO OMITTED]

PRESS RELEASE

FOR IMMEDIATE RELEASE
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Ormat Technologies Contact:                      Investor Relations Contact
Dita Bronicki                                    Jeff Corbin/Lee Roth
CEO and President                                KCSA Worldwide
+1-775-356-9029                                  212-896-1214/212-8961209
dbronicki@ormat.com                              jcorbin@kcsa.com/lroth@kcsa.com
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         ORMAT TECHNOLOGIES RECEIVES THE END CUSTOMER FINAL APPROVAL FOR
               $16.9 MILLION PURCHASE ORDER FOR REMOTE POWER UNITS

SPARKS, NEVADA, FEBRUARY 2, 2005 -- ORMAT Technologies, Inc. (NYSE: ORA) today announced that the customer rendered final approval of the Purchase Order valued at approximately $16.9 million, for the supply of 102 remote power units for
Communications and Cathodic Protection along a pipeline on the Sakhalin Island in the Russian Federation, as described in the press release dated December 9,
2004, and the Purchase Order became a definitive agreement.

ABOUT ORMAT TECHNOLOGIES
Ormat Technologies, Inc. is a vertically integrated company primarily engaged in the geothermal and recovered energy power business. The company designs, develops, builds, owns and operates geothermal power plants and also designs, develops and builds and plans to own and operate, recovered energy-based power plants. Additionally, the company designs, manufactures and sells geothermal and recovered energy power units and other power generating equipment and provides related services. Founded in 1994, the company currently has operations in the
United States, Israel, Guatemala, Kenya, Nicaragua and the Philippines.

SAFE HARBOR STATEMENT
Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities
Litigation Reform Act of 1995. These forward-looking statements generally relate to the company's plans, objectives and expectations for future operations and are based upon management's current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see "Risk Factors" as described in the Company's Prospectus filed with the Securities and Exchange Commission on November 12, 2004.

      THESE FORWARD-LOOKING STATEMENTS ARE MADE ONLY AS OF THE DATE HEREOF,
     AND WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE THE FORWARD-LOOKING
           STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE
                              EVENTS OR OTHERWISE.

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